UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 4, 2020

Date of report (Date of earliest event reported)

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SPSC	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                   ☐

Item 5.03	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increase in the Size of the Board of Directors

On November 4, 2020, our board of directors increased the size of the board from seven to eight directors.

Election of Anne Sempowski Ward to the Board

On November 4, 2020, the board elected Anne Sempowski Ward to serve as a member of the board effective immediately. Ms. Ward is 48 years old and currently serves as the chief executive officer at CURiO Brands, a consumer goods company that manufactures and sells personal care and home fragrance products. Prior to CURiO Brands, Ms. Ward served as the chief executive officer of The Thymes, LLC from April 2012 until January 2016 when it merged with DPM Fragrance to become CURiO Brands. In July 2008, Ms. Ward co-founded The FORWARD Group, a consulting firm focused on growth strategies for mid-sized companies and key executives, and served as its chief executive officer until April 2012. From October 2007 until July 2010, Ms. Ward was with Johnson Publishing Company, serving as the president and chief operating officer of its Ebony, Jet and Fashion Fair Cosmetics business units. Prior to that, Ms. Ward served as an assistant vice president for The Coca-Cola Company from September 2006 until September 2007 and held various positions with Procter & Gamble between May 1994 and August 2006, most recently as associate marketing director, beauty. Ms. Ward also serves on the board of directors of Vanda Pharmaceuticals, Inc. and Spectrum Brands Holdings, Inc.

Ms. Ward will receive our standard compensation for non-employee directors, with the cash compensation prorated to her appointment date, as described in our proxy statement for the 2020 annual meeting of stockholders, which was filed on April 6, 2020. Consistent with our past practices, Ms. Ward will also receive an initial stock option grant to purchase up to $170,000 of shares of our common stock in connection with her initial appointment to the board, calculated as the grant date fair value of the option computed in accordance with ASC Topic 718. This award vests in equal monthly installments over three years commencing on the first day of the calendar month following her initial appointment to the board, provided she remains a member of the board as of each vesting date. Such stock options will have an exercise price equal to the fair market value of our common stock on the date of grant in accordance with our 2010 Equity Incentive Plan. These stock options will be granted on the fifth trading day following our release of earnings for our 2020 fiscal year.

There is no arrangement or understanding between Ms. Ward and any other persons pursuant to which she was selected as a director of our company. Additionally, there is no transaction between Ms. Ward and our company that would require disclosure under Item 404(a) of Regulation S-K. The board has determined that Ms. Ward is independent under the listing standards of the Nasdaq Global Market.

Item 7.01	Regulation FD Disclosure

On November 6, 2020, we issued a press release in connection with Ms. Ward’s appointment to the Board. Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release. In accordance with General Instruction B.2 of Form 8-K, the information in this report under this heading, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Press Release, dated November 6, 2020	Filed electronically herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: November 6, 2020	By:	/s/ KIMBERLY K. NELSON
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer